Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Akari Therapeutics, Plc, a corporation organized under the laws of England and Wales (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2015 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2016	/s/ Gur Roshwalb
Chief Executive Officer
Principal Executive Officer

Dated: March 23, 2016	/s/ Dov Elefant
Chief Financial Officer
Principal Financial Officer